UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
          On November 11, 2005, the compensation committee of the board of directors of Bookham, Inc. (the “Registrant”) took the following actions:
          — approved the award of restricted stock or restricted stock units to Giorgio Anania, the Registrant’s President and Chief Executive Officer and a member of the board of directors of the Registrant, Stephen Abely, the Registrant’s Chief Financial Officer, Stephen Turley, the Registrant’s Chief Commercial Officer, and Jim Haynes, the Registrant’s Chief Operating Officer and Acting Chief Technology Officer. Dr. Anania, Mr. Abely, Dr. Turley and Mr. Haynes were awarded 375,000, 250,000, 90,000 and 125,000 shares of restricted stock or restricted stock units, respectively. One-half of the shares of restricted stock or restricted stock units awarded to Dr. Anania, Mr. Abely and Mr. Haynes will vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The remaining shares of restricted stock or restricted stock units underlying the awards will vest as to 50% if the Registrant generates non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if the Registrant generates non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters. Of the 90,000 shares of restricted stock or restricted stock units awarded to Dr. Turley, 50,000 will vest in accordance with the above schedules and the remaining 40,000 shares will vest in full on the one-year anniversary of the grant date. The shares of restricted stock or restricted stock units will vest in full upon the consummation of a change of control of the Registrant, provided that the grantee is continuously employed by the Registrant through such date.
          —reinstated the Registrant’s cash bonus program, which has not been utilized since 2002, in view of the need to preserve corporate cash resources. The bonus program, which covers a majority of employees, provides for the payment of cash bonuses upon the achievement of revenue and profit targets established by the Registrant’s Chief Executive Officer and Chief Financial Officer and personal objectives established by management. The cash bonuses are based on a percentage of base compensation and are intended to be measured and paid quarterly, with an opportunity for review of the overall bonus at year end.
          —ratified the vesting as to 50% of approximately 312,000 shares of common stock underlying performance-based options granted in September 2004, including options granted to executive officers of the Registrant. According to their terms, the performance-based options vest as to 50% of the underlying shares when the Registrant achieves operating cash flow break-even, which is defined as the point when the Registrant generates earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are greater than zero in any fiscal quarter, and 50% when the Registrant achieves profitability, which is defined as the point at which the Registrant generates a profit before interest and taxes (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that is greater than zero in any fiscal quarter. The Registrant met the definition of cash flow break-even with respect to the quarter ended October 1, 2005 and, accordingly, 50% of the shares underlying the performance-based options granted in September 2004 vested.

          —approved a cash bonus to each of Dr. Anania and Mr. Abely equal to 25% of their respective current annual salary in recognition of their contributions in improving the financial and operational condition of the Registrant in the third and fourth quarters of calendar 2005.
          On November 11, 2005, the board of directors of the Registrant, upon the recommendation of the compensation committee, approved director compensation arrangements beginning in fiscal 2006. Each non-employee director will receive an annual retainer of $20,000, an additional $3,000 for each in-person meeting of the board of directors and $500 for each teleconference of the board of directors or committee of the board of directors the director attends. The chairman of the board of directors will receive an annual retainer of $80,000. In addition, the chairman of the audit committee will receive an annual fee of $36,000, the chairman of the compensation committee will receive an annual fee of $16,000 and the chairman of the nominating and corporate governance committee will receive an annual fee of $16,000. All members of each of the compensation committee and the nominating and corporate governance committee will receive an annual fee of $4,000 for serving on such committee and all members of the audit committee will receive an annual fee of $8,000 for serving on such committee. In addition, in lieu of automatic option grants at the Registrant’s 2005 annual meeting of stockholders, each non-employee director was granted, and at each annual meeting of stockholders going forward each non-employee director automatically will be granted, a non-statutory stock option to acquire 10,000 shares of our common stock and an award of restricted stock or restricted stock units for 10,000 shares of common stock under the Registrant’s 2004 Stock Incentive Plan, provided that the director is serving as a director both immediately before and immediately after the annual meeting. The option will vest immediately and the restricted stock will vest as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date. The shares of restricted stock or restricted stock units will vest in full upon a consummation of a change in control of the Registrant, provided that the grantee is serving as a director of the Registrant until such date.
Item 8.01. Other Events.
The restricted stock awards described in the first paragraph of Item 1.01 above were part of a larger set of equity awards for an aggregate of approximately 5.8 million shares of common stock to approximately 10% of the Registrant’s employees, including awards for an aggregate of 1,640,000 shares of common stock to executive officers of the Registrant, including the restricted stock awards described above. In view of the competition for employees and the extensive use of equity grants as a key component of compensation in the Registrant’s industry, as well as the critical need to retain and motivate employees as the Registrant seeks to consolidate its position in the marketplace, the Registrant considered it critical to employee retention and motivation that equity grants be made at meaningful levels and comparable to those of its competitors. The awards were therefore structured and intended to be in lieu of recurring annual grants as a means to provide meaningful equity incentives to the Registrant’s employees over a sustained period of time.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: November 15, 2005	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer